UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2022
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2022, BancPlus Corporation (the "Company"), as borrower, entered into a Loan Agreement (the "Agreement") with First Horizon Bank ("First Horizon"). Under the terms of the Agreement, First Horizon will provide the Company a revolving credit facility in the amount of up to $20.0 million dollars (the "Loan"). The Loan is collateralized by all of the outstanding shares of common stock of BankPlus (the “Bank”), the Company's wholly-owned banking subsidiary, pursuant to the terms of a Pledge Agreement also dated February 25, 2022 between the Company and First Horizon (the “Pledge Agreement”). The Loan matures on February 28, 2024.

The Loan will bear interest at the prime rate of interest as reported in The Wall Street Journal published daily, subject to a minimum of 3.25%. Interest only payments are due quarterly commencing on June 15, 2022 (and each September 15, December 15, March 15 and June 15 thereafter). In addition, the Company paid a $20,000 commitment fee, and the Loan bears unused fees of 25 basis points of the unused portion of the balance payable on the first day of each calendar quarter in arrears.The Loan may be prepaid in full or in part at any time with no prepayment penalty.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants, related to, among other things, financial covenants, restrictions on indebtedness, liens, changes in management, mergers, dispositions, dividends and other distributions. In addition, the Company must maintain (i) a "Well Capitalized" rating as required by any applicable regulatory authority, (ii) a return on average assets of at least 0.70%, and (iii) a loan to value ratio of not more than 40%.

The Agreement provides for events of default customary for revolving loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and a change in control of the Bank or the Company, as well as the initiation of certain actions by regulators of the Bank or the Company. During the existence of an event of default, all outstanding amounts of the Loan will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus 4.00%.

The foregoing descriptions of the Agreement and the Pledge Agreement are not intended to be complete and are qualified in their entirety by reference to full texts of the Agreement and the Pledge Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1*	Loan Agreement, dated February 25, 2022, by and between BancPlus Corporation and First Horizon Bank

10.2	Pledge Agreement, dated February 25, 2022, by and between BancPlus Corporation and First Horizon Bank

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL Document

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

February 28, 2022	By:	/s/ M. Ann Southerland
M. Ann Southerland
Senior Executive Vice President and Chief Financial Officer